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                                                                   EXHIBIT 10.11

                            STOCK EXCHANGE AGREEMENT

        This Stock Exchange Agreement (the "Agreement") is dated this 7th day of September, 2000, by and between Tomax technologies inc., a Utah corporation (the "Company"), and Keith Low (the "Shareholder").

                                    RECITALS

        WHEREAS, the parties have agreed that it would be in the best interests of the Company and the Shareholder to enter into this Agreement, pursuant to which One Million Eighty-five Thousand Seven Hundred Fourteen (1,085,714) shares of Common Stock held by Shareholder will be exchanged for a like number of shares of Series B Preferred Stock issued by the Company. Holding the preferred stock instead of common stock will enable Shareholder to receive upon redemption of such Series B Preferred shares a cash payment of One Million Six Hundred Eighty-five Thousand Five Hundred Seventy-One Dollars ($1,685,571.00) at the time of the determination by the Company's board of directors to redeem, as set forth in that certain Certificate of Designation of the Rights, Privileges and Preferences of the Series B Preferred Stock, a copy of which is attached hereto and incorporated herein by this reference. The exchange will benefit the Company by allowing the Company to grant options relative to the common shares exchanged by Shareholder, all without diluting the existing shareholder group.

                                    AGREEMENT

        NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein and of the Recitals which are incorporated herein by this reference, the parties hereto hereby agree as follows:

        1. Exchange of Shares. The Shareholder hereby agrees to exchange One Million Eighty-five Thousand Seven Hundred Fourteen (1,085,714) shares of Common Stock for a like number of shares of Series B Preferred Stock, all issued by the Company. The Company hereby agrees to issue such shares of Series B Preferred Stock ("Preferred Shares" or "Shares") to Shareholder. Both Shareholder and the Company acknowledge and agree that Shareholder has delivered to the Company a stock certificate representing 1,085,714 shares of Common Stock, together with an executed Stock Power in favor of the Company and that the Company has issued to Shareholder a certificate representing 1,085,714 shares of Series B Preferred Stock.

        2. Representations and Warranties of the Shareholder. The Shareholder represents to the Company, as of the date hereof, that:

                2.1 Title. The Shareholder is the sole record and beneficial owner of the common shares delivered pursuant to this Agreement, such common shares are free and clear of all liens and encumbrances, and the Shareholder has the full and unrestricted right, power and authority to exchange such common shares. Upon delivery of the certificate for such common shares to the Company, and issuance by the Company of a like number of Series B Preferred Shares as described hereinabove, the Company will acquire good and marketable title to and complete ownership of such common shares, free and clear of any liens and encumbrances.

                2.2 Valuation. The Shareholder acknowledges that the Company is currently in the process of preparing a registration statement for the initial public offering of its common stock and that the valuation of the common stock exchanged pursuant hereto is likely to be significantly greater than the Series B Preferred Shares received in such exchange, although no formal valuation has been done by either party. Notwithstanding the foregoing, the Shareholder has determined to

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        proceed with the transaction as his stated method of managing risk and likely obtaining, although such is not assured, a cash redemption payment prior to the time that he may otherwise be allowed to sell any common shares into any public market. The Shareholder acknowledges that he is not acting under duress or any undue influence by the Company or any other person in the execution and performance of this Agreement.

                2.3 Securities Law Representations and Warranties.

                 (a) INVESTMENT INTENT. The Shareholder is acquiring the Shares for its own account for the purpose of investment and not with a view to, or for resale in connection with, the distribution thereof. The Shareholder understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state, and hereby agrees not to make any sale, transfer or other disposition of any such Shares unless either (i) the Shares first shall have been registered under the Securities Act and all applicable state securities laws, or (ii) an exemption from such registration is available, and the Company has received such documents and agreements from the Shareholder and the transferee as the Company reasonably requests at such time. A legend noting such restrictions will be placed on such certificates.

                 (b) EXEMPTION FROM REGISTRATION. The Shareholder understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the Shares contemplated by this Agreement are exempt from registration pursuant to Regulation D or under Section 4(2) of the Securities Act, and that the Company's reliance upon such exemption is predicated upon the Shareholder's representations set forth in this Section 2.3.

                 (c) ACCREDITED INVESTOR. The Shareholder is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act. The Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares. The Shareholder has received all the information the Shareholder has requested from the Company and considers necessary or appropriate for deciding whether to purchase the Shares. The Shareholder has the ability to bear the economic risks inherent in its investment in the Shares and is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of its investment.

                 (d) ACCESS TO INFORMATION. The Shareholder has served as a director of the Company since 1983, and at present continues to serve on the Company's board of directors. The Shareholder has also been an employee of the Company during such period and continues to be an employee of the Company. In such capacities, the Shareholder has had the opportunity to: (i) discuss the Company's business, management and financial condition, affairs and prospects with the Company's management; and (ii) visit the Company's facilities and inspect certain of the Company's records provided by the Company.

        3. Miscellaneous.

                3.1 ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement constitutes the entire agreement between the Shareholder and the Company relative to the subject matter hereof and thereof. Any previous agreement or negotiations between the Shareholder and the Company concerning the subject matter of this Agreement is superseded by this Agreement. The rights of the parties to this Agreement shall inure to the benefit of and be binding upon any direct or remote successor to all or the greater part of the properties of such party. Any other assignment

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        may be made only with the prior written consent of all the other parties. No assignment, whether or not permitted, will relieve the assignor of or otherwise affect the assignor's obligations with respect to the obligations assumed by such successor.

                3.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah.

                3.3 LITIGATION. Each party to this Agreement irrevocably consents and submits to the jurisdiction of the federal and state courts sitting in Salt Lake County, Utah in any action or proceeding arising out of or relating to this Agreement or the consummation of the transactions contemplated in this Agreement. Each party irrevocably: (a) agrees that all claims in respect of any such action or proceeding may be heard and determined in these courts; (b) waives any objection that such party now or hereafter may have to the laying of venue for any action or proceeding arising out of or relating to this Agreement brought in the aforementioned courts; and (c) agrees to consent to transfer of any action involving the parties to such forum based on the convenience and interest of the parties.

                3.4 COUNTERPARTS; FACSIMILE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile copy of an executed signature page shall be deemed an original.

                3.5 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be conclusively deemed given upon actual receipt if given by hand delivery, overnight courier, mail or facsimile transmission addressed:

               if to the Shareholder, to:

                      Keith Low
                      9582 So. Daisy Meadow Cr.
                      Sandy, UT 84065

               if to the Company, to:

                      Tomax Technologies, inc.
                      205 North 400 West
                      Salt Lake City, UT 84103
                      fax:  (801) 924-3400

               with a copy to:
                      Lyndon L. Ricks
                      Kruse, Landa & Maycock, L.L.C.
                      50 W. Broadway, Suite 800 (84101)
                      P.O. Box 45561
                      Salt Lake City, UT 84145-0561
                      fax:  (801) 531-7091

        or to such other address as the Company or the Shareholder may designate by 10 days prior written notice to the other parties to this Agreement.

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                3.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; CLAIMS. The
        representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

                3.7 AMENDMENT, WAIVER. Any provision of this Agreement may be amended or waived only by a written instrument signed by the Company and the Shareholder.

                3.8 EXPENSES. The Company and the Shareholder shall bear their own expenses in connection with this transaction.

                3.9 SEVERABILITY. If any provision of this Agreement, or the application thereof, is for any reason and to any extent determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as best to reasonably effect the intent of the parties to this Agreement. The parties agree to use their best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest possible extent, the economic, business and other purposes of the void or unenforceable provision.

                3.10 CONSTRUCTION. The headings of the Sections of this Agreement are for convenience and shall not be considered in the interpretation of this Agreement. The words "hereof," "hereunder" and similar words refer to this Agreement as a whole and not to any subdivision contained in this Agreement. References herein to a Section or Exhibit refer to the designated Section or Exhibit of or to this Agreement. In construing the terms of this Agreement, no presumption shall operate in favor of or against any party as a result of its counsel's role in drafting this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Stock Exchange Agreement.

                                            TOMAX TECHNOLOGIES INC.



                                            By: /s/ Eric Olafson
                                               ---------------------------------
                                               Eric Olafson, President

                                                /s/ Keith Low
                                            ------------------------------------
                                            KEITH LOW